EXHIBIT  10.13
--------------

                               SEMCO ENERGY, INC.
                                STOCK GRANT PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------


                                    ARTICLE I
                                     Purpose
                                     -------

     The purpose of this Plan is to strengthen the alignment between the interest of each non-employee member of the Board of Directors (an "NE Director") of SEMCO Energy, Inc. ("the Company") and the interests of the Company's shareholders, as recommended by Towers Perrin in its report to the Board dated June 7, 2000.


                                   ARTICLE II
                                  Annual Grant
                                  ------------

     By adoption of this Plan, the Company grants each NE Director 500 shares of common stock of the Company as compensation for services provided. As of the first business day of March of each calendar year, starting 2002, each NE
Director shall be granted 500 shares of common stock as compensation for services provided.

No grant shall be made to any person who ceased being an NE Director prior to the date of grant, regardless of the reason for such cessation.

All  shares  of  common  stock  granted  shall be fully-paid and non-assessable.


                                   ARTICLE III
                                Fair Market Value
                                -----------------

     Each NE Director's Form 1099 (or equivalent) will reflect compensation equal to the fair market value of the stock grant. The fair market value shall be calculated as the average of the high and low open-market trading prices on the day of grant.

     If no such trades are effected on the day of grant, the same formula shall be applied to the most recent trading day's prices.


                                   ARTICLE IV
                                     Vesting
                                     -------

     Each NE Director shall be immediately vested in common stock granted. Such common stock shall, therefore, be outstanding for all purposes.

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                                    ARTICLE V
                            Limited Number of Shares
                            ------------------------

     Consistent with the New York Stock Exchange Listed Company Manual, no shares of common stock will be issued pursuant to this Plan to the extent that issuance of such shares would result in:
     (i) a single Director receiving more than 181,305 shares (1% of outstanding common shares on the Initiation Date);
     (ii) more than 906,526 shares (5% of outstanding common shares on the Initiation Date) being issued in total pursuant to
             (a)     this  Plan;  and
             (b)     all  other  un-approved  Plans.

     The term "Initiation Date" means the date this Plan was adopted (August 23, 2001).

     For  this  purpose,  "un-approved  Plans"  does  not  include  any  Plan:
     (i)     for  which shareholder approval has been obtained (e.g. 1997 LTIP);
     (ii)    which  is  open  generally  to  all  Company  common  stockholders
             (e.g. DRIP);
     (iii)   which  is  a  broadly-based  Plan;  or
     (iv) to the extent that options or shares are issued to a person not previously an employee as a material inducement to entering into an employment contract.

     Any term or phrase used in the above limitation shall be interpreted consistent with the NYSE Listed Company Manual, including Section 312 (Shareholder Approval Policy).


                                   ARTICLE VI
                                 Shares Reserved
                                 ---------------

     Upon adoption of this Plan, 30,000 shares of common stock shall be reserved for issuance pursuant hereto. Additional shares may be reserved by action of the Board of Directors not inconsistent with Article VI.


                                   ARTICLE VII
                               Rights Inalienable
                               ------------------

     No Director shall have any right to transfer or encumber any right to receive any common stock. Any attempt to do so will be void.

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                                  ARTICLE VIII
                            No "Employment" Agreement
                            -------------------------

     Neither this Plan nor any document created pursuant to this Plan will constitute a contract of employment or contract for services. Nor shall this Plan or any such document interfere with the Company's right to modify the Director's compensation.



                                   ARTICLE IX
                                 Administration
                                 --------------

     This Plan shall be administered by the Secretary of the Company ("the Administrator"). The Administrator may make, interpret and enforce rules for administration and decide all questions and act for the Company in all manners under this Plan (except to the extent expressly otherwise stated herein).

     Administrator decisions shall be conclusive and binding on all persons, unless a written appeal is received by the Administrator within sixty days of the disputed decision. Any appeal timely filed will be reviewed by the Administrator (in consultation with the President or his designee) and the resulting decision shall be final, conclusive and binding.


                                    ARTICLE X
                        Amendment and Termination of Plan
                        ---------------------------------

     The Board may terminate or amend this Plan at any time. Each document having continuing effect after any such Board action shall automatically be subject to each such action.



                                   ARTICLE XI
                                  Miscellaneous
                                  -------------

     Notices  may  be  given  by  personal  delivery  or  by  U.S.  mail.

     This Plan shall be governed by the laws of Michigan and federal income tax laws. Any provision of this Plan conflicting with federal income tax law shall be modified to the least extent necessary to avoid such conflict or, if not capable of any such rational modification, be null and void.

     So long as they act in good faith, the Company and its officers, directors, agents, and employees may act pursuant to this Plan without any liability to the Director or any other person.